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                                                                   EXHIBIT 10.29

                           CHANGE IN CONTROL AGREEMENT
                           ---------------------------

This Change In Control Agreement ("Agreement") is dated as of October 6th 1997, and is entered into by and between HENRY MASON ("Executive") and Haskel Energy Systems Limited (CRN 1278832 whose registered office is at North Hylton Road, Sunderland, SR5 3JD, England.


RECITALS
--------

Haskel considers it to be in the best interest of Haskel, Haskel International Inc. ("HII") and HII's shareholders that the Executive be encouraged to continue his employment with Haskel and continue to devote full attention to Haskel's business notwithstanding the possibility, threat or occurrence of an acquisition, merger, or change of control involving HII. Haskel also believes that it is in the best interest of Haskel, HII and its shareholders to minimise potential conflicts of interest and to diminish inevitable distractions arising from the possibility of an acquisition, merger or change of control.


Accordingly, in order to secure these benefits for Haskel, and to induce the Executive to remain in the employ of Haskel, and for other good and valuable consideration, the Board of Directors of Haskel has caused Haskel to enter into this Agreement.


TERMS AND CONDITIONS
--------------------


The Executive and Haskel hereby agree to the following terms and conditions:

1.      TERMS OF AGREEMENT/EXPIRATION DATE
        ----------------------------------

This Agreement shall be effective as of the date first indicated above and shall remain in effect until the Expiration Date described below. The "Expiration Date" is the third anniversary of the date either party gives written notice of the termination of this Agreement.

2.      EVENT DATE
        ----------

The "Event Date" shall mean the first date during the term of this Agreement on which an Event (as defined in Clause 3) occurs; provided, however, that if an Event occurs and if the Executive's employment with Haskel is terminated within the six-month period prior to the date on which the Event occurs, the "Event Date" shall mean the date immediately prior to the date of such termination.

3.      EVENT
        -----

"Event" shall mean any of the following:

(a)     The dissolution or liquidation of HII following a Change in Control;



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(b)     The merger, consolidation, or other reorganisation of HII with or into one or more entities which are not "Subsidiaries" (as defined below), as a result of which 50% or less of the outstanding voting securities of the surviving or resulting entity are, or are to be, owned by former shareholders of HII;

(c) The sale or transfer of substantially all of HII's business and/or assets to a person or entity which is not a Subsidiary; or

(d) A Change in Control. A "Change in Control" shall be deemed to have occurred if:

        (i) any "person", alone or together with all "affiliates" and "associates" of such person is or becomes the "beneficial owner" of 35% or more of the outstanding Class A Common Shares or 100% of the outstanding Class B Common Shares of HII (the terms "person", "affiliates", "associates" and "beneficial owner" are used as such terms are used in the U.S. legislation known as the Securities Exchange Act of 1934 and the General Rules and Regulations thereunder); provided, however, that a "Change in Control" shall not be deemed to have occurred if such "person" is (x) any Subsidiary or any employee stock plan of HII or of any Subsidiary, or any trust or other entity organised, established or holding shares of such voting securities by, for or pursuant to, the terms of any such plan, or (y) the Executive or the Executive and one or more other persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of HII; or

        (ii) individuals who at the beginning of any period of two consecutive calendar years constitute the Board of Directors cease for any reason, during such period, to constitute at least a majority thereof, unless the election, or the nomination for election by HII's shareholders, of each new Board member was approved by a vote of at least three quarters of the Board members then still in office who were Board members at the beginning of such period.

                "Subsidiary" shall mean any corporation or other entity of which more than 50% of the outstanding voting stock or voting power is beneficially owned directly or indirectly by HII. If the approval of the shareholders of HII for any of the occurrences set forth in sub Clauses (a) to (d) above is obtained prior to such occurrence, then such shareholder approval shall constitute the Event.


4.      EFFECTIVE PERIOD
        ----------------

For the purpose of this Agreement, the "Effective Date" is the period commencing on the Event Date and ending on the earlier of the Expiration Date or the third anniversary of the Event Date.

5.      TERMINATION OF EMPLOYMENT
        -------------------------


        (a) General. The Executive shall be entitled to the payments and benefits described in Clause 6 (a) of this Agreement in the event the Executive's employment is terminated (i) by Haskel during the Effective Period for any reason, other than as a result of Executive's death or for Disability or Cause in accordance with the terms of this Clause 5, or (ii) by the Executive for Good Reason pursuant to a Notice of Termination delivered during the Effective Period.

                (i) Death. The Executive's employment shall terminate automatically upon his death.



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                (ii)    Disability. If the Disability of the Executive occurs
                        during the Effective Period (pursuant to the definition of Disability set forth below), Haskel may give Executive written notice in accordance with Clause 15 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with Haskel shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For the purposes of this Agreement, "Disability" shall mean the absence of the Executive from his duties with Haskel on a full-time basis for 180 consecutive business days or such shorter period as a result of incapacity due to mental or physical illness which is both (i) determined to be total and permanent by a physician selected by Haskel or its insurers and acceptable to the Executive or his legal representative, and (ii) entitles the Executive to the payment of long-term disability benefits from Haskel's long-term disability plan commencing immediately upon the Disability Effective Date.

                (iii) Cause. Haskel may terminate the Executive's employment during the Effective Period for Cause. For the purposes of this Agreement, "Cause" shall be limited to:

                        (a) The conviction of the Executive for commission of an indictable offence, or

                        (b) The wilful engaging by Executive in gross misconduct which materially and demonstrably injures Haskel. For the purposes of this sub Clause, no act or failure to act on the part of the Executive shall be considered "wilful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of Haskel.

                        (c) The issuance of an order, judgment or decree of any court of competent jurisdiction permanently enjoining the Executive from violating any provision of the U.S. legislation known as the Securities Act 1933, the Securities Exchange Act 1934 and applicable securities law of a state.

                        (d) A final judgment of a court holding Executive liable in a civil action based upon conduct showing that Execution breached a fiduciary duty to Haskel.

                (iv) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

                        (a) The assignment to the Executive of any duties inconsistent in any material respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as in effect on the Event Date, or any other action by Haskel which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and






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                                which is remedied by Haskel promptly after
                                receipt of notice thereof given by the
                                Executive;

                        (b) Any failure by Haskel to reappoint the Executive to a position held by him on the Event date, except as result of the termination of Executive's employment by Haskel for Cause or Disability, the death of the Executive, or the termination of the Executive's employment by the Executive other than for Good Reason;

                        (c) Reduction by Haskel in the Executive's basic salary as in effect on the date hereof or as the same may be increased from time-to-time;

                        (d) The taking of any action by Haskel (including the elimination of medical and life insurance plans without providing substitutes therefore or the reduction of the Executive's benefits thereunder) that would substantially diminish the aggregate value of the Executive's bonus awards and other fringe benefits including executive benefits and perquisites from the levels in effect prior to the Event Date;

                        (e) Haskel requiring the Executive to be based at any office or location which increases the distance from his home to the office or location by more than 35 miles above the number of miles the Executive drives to the office as of the Event Date;

                        (f) Any purported termination by Haskel of the Executive's employment otherwise than pursuant to a Notice of Termination; or

                        (g) Any failure by Haskel to comply with and satisfy Clause 10 (c) of this Agreement.

                For purposes of this Clause, any good faith determination of "Good Reason" made by Executive shall be conclusive.

                (b) Notice of Termination. Any termination of the Executive's employment by Haskel during the Effective Period for any reason, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Clause 15 of this Agreement. For the purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the terminate date (which date shall not be more than thirty days after the giving of such notice). The facts and circumstances set forth in any Notice of Termination given by Haskel pursuant to a purported termination of the Executive for Cause shall constitute the exclusive set of facts and circumstances upon which Haskel may rely to attempt to demonstrate that Cause for such termination existed. The failure by the






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                        Executive to set forth in the Notice of Termination any
                        fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude him from asserting such fact or circumstance in enforcing his rights hereunder.

                (c) Date of Termination. "Date of termination" means (i) if the Executive's employment is terminated by Haskel for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or a later date (within the limit set forth in subsection (b)) specified therein, as the case may be, (ii) if the Executive's employment is terminated by Haskel other than for Cause or Disability, the Date of Termination shall be the date on which Haskel notifies Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

6.      OBLIGATIONS OF HASKEL UPON TERMINATION
        --------------------------------------

(a)     Good Reason, Other Than for Cause, Death or Disability.
        -------------------------------------------------------

        If Haskel shall terminate the Executive's employment other than for Cause or Disability during the Effective Period, or the Executive shall terminate employment for Good Reason pursuant to a Notice of Termination delivered during the Effective Period, Haskel agrees to make the payments and provide the benefits described below. Haskel shall not be obligated to make such payments and provide such benefits if the Executive's employment with Haskel terminates as a result of his death.

        (i) Haskel shall pay to the Executive in a lump sum in cash within 10 days after the Date of Termination an amount equal to the product of (1) and (2), where (1) is "2" and (2) is the sum of
                (x) the Executive's highest rate of annual basic salary in effect at any time in the two years preceding the Date of Termination and (y) the highest annual amount of any bonus paid in respect of the most recent three fiscal years ending before the Date of termination; provided, however, that if any bonus otherwise payable under Haskel's bonus scheme in respect of the fiscal year preceding the fiscal year in which the Date of termination occurs has not been paid in full on or before the Date of Termination, in this clause (y) shall be replaced by "[ ]". (The amount in this Clause (y) is referred to hereinafter as the "Incentive Compensation Payment.")

        (ii) (A) Haskel shall pay Executive his or full basic salary through the Date of Termination at the rate in effect at the time the Notice of Termination is given plus a pro-rata share of the Incentive Compensation Payment. Such pro-rata share shall equal the fraction of Haskel's fiscal year which preceded the Date of Termination. (B) In addition, if the bonus otherwise payable under Haskel's bonus scheme in respect of the fiscal year, preceding the fiscal year in which the Date of Termination occurs has not been paid in full on or before the Date of Termination, Haskel shall pay the Executive an amount equal to the difference between the Incentive Compensation Payment and the portion (if any) which was actually paid to the Executive of such bonus in respect of the fiscal year preceding the fiscal year in which the Date of Termination occurs.

        (iii) For two years after the Executive's Date of Termination, Haskel shall continue to provide medical and life insurance benefits and fringe benefits and other



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                perquisites to the Executive and his family at least equal to those which would have been provided to them if the Executive's employment had not been terminated in accordance with the most favourable plans, practices, programs or policies of Haskel and its affiliated companies applicable generally to other peer executives and their families immediately preceding the Date of Termination; provided, however, that if the Executive becomes re-employed with another employer, the medical, life insurance and other benefits described herein shall cease and terminate thirty (30) days after the effective date of the Executive's reemployment. In connection with the foregoing, the Executive agrees to notify Haskel in writing of his employment within Ten days (10) of such reemployment. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retirement benefits pursuant to such plans, practices, programs and policies, Executive shall be considered to have remained employed until three years after the Date of Termination and to have retired on the last day of such period. In the event that the Executive's participation in any of the plans, programs, practices or policies of Haskel referred to in this subsection is barred by the terms of such plans, programs, practices or policies, Haskel shall provide the Executive with benefits substantially similar to those which the Executive would be entitled as a participant in such plans, programs, practices or policies. At the end of the period of coverage, the Executive shall have the option to have assigned to him, at no cost and with no apportionment of prepaid premiums, any assignable insurance policy owned by Haskel and relating specifically to the Executive.

        (iv) Haskel shall enable the Executive to purchaser the car, if any, that Haskel was providing for him at the time notice of Termination was given at the market value of such car at such time, as shown in the current addition of Glass Guide. The obligations set forth in this Section 6(a) (iv) are hereinafter referred to as the "Special Conditions".

        (v) Any bonus previously deferred by the Executive (together with any accrued earnings or interest thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the amount referred to in this clause (v) and clause (ii) above being referred to as "Accrued Obligations").

        (vi) To the extent not theretofore paid or provided, Haskel shall promptly pay or provide the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy, practice, contract or agreement of Haskel and its affiliated companies, including but not limited to any benefits payable to the Executive under a plan, policy, practice, etc., referred to in Section 7 below, (such other amounts and benefits being hereinafter referred to as "Other Benefits") in accordance with the terms of such plan, program, policy, practice, contract or agreement.

        (vii) Upon a Change of Control, any and all options, warrants and grants to purchase Class A Common Stock of HII shall become immediately vested and exercisable by Executive.

(b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Effective Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for timely performance of the Special Obligations, payment of Accrued Obligations and payment or provision of the Other Benefits. Accrued Obligations shall be paid to the Executive's



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        estate or beneficiary, as applicable, in a lump sum in cash within 10 days of the Date of Termination.

(c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Effective Period, this Agreement shall terminate without further obligations to the Executive, other than for timely performance of the Special Obligations, payment of Accrued Obligations and payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

(d) Cause. If the Executive's employment shall be terminated for Cause during the Effective Period, this Agreement shall terminate without further obligations to the Executive (other than the obligation to pay to the Executive his basic salary earned through the Date of Termination and payment or provision of other Benefits).

(e) The provisions of this Paragraph 6 supersede and replace any other agreement between Haskel and the Executive relating to the payment of any benefits as a result of the Termination of his employment by Haskel or the Executive's voluntary termination for any reason.

(f)     Other than for Good Reason

        (i) If the Executive shall voluntarily terminate his employment, excluding a termination for Good Reason, within the six month period following the Event Date, this Agreement shall terminate without further obligations to Executive, except that Haskel shall pay to the Executive his basic salary earned through the Date of Termination and pay or provide the Other Benefits.

        (ii) If the Executive shall voluntarily terminate his employment, excluding a termination for Good Reason, within the Effective Period, but after the six month period following the Event Date, this Agreement shall terminate without further obligations to Executive, except that Haskel shall (i) pay to the Executive his basic salary earned through the Date of Termination and pay or provide the Other Benefits, and (ii) timely perform the Special Obligations.

7.      Non-Exclusivity of Rights.
        --------------------------

Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by Haskel or any of its affiliated companies and for which the Executive may qualify, nor, subject to Clause 19, shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with Haskel or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with Haskel or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

8.      Full Settlement
        ---------------

Haskel's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defence to other claims, right or action which Haskel may have against the Executive or others.






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In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to him under any one or more provisions of this Agreement and, except as provided in Clause 6(a)(iii), such amounts shall not be reduced whether or not Executive obtains other employment. Haskel agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by Haskel, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Judgment Rate, the Executive shall be entitled to payment of such legal fees and expenses on a monthly basis during the pendency of any contest. Accordingly, Haskel shall, on the tenth business day of each month following the Executive's Date of Termination, pay the Executive any legal fees and expenses incurred by him as a result of a dispute hereunder for which the Executive presented invoices to Haskel on or before the last business day of the preceding month. Notwithstanding the foregoing, Haskel shall be entitled to reimbursement by the Executive (1) for any legal fees or expenses of Executive in any contest by Executive about the amount of any payment under this Agreement if it is determined that Haskel did not breach this Agreement and Executive's claim was not made in good faith, and (2) to the extent it is determined that the amount of such legal fees and expenses was not reasonable.

9.      Certain Additional Payments by Haskel
        -------------------------------------

(a) In the event that any payment or distribution by Haskel to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Clause 9 (a)) ("Payments") is determined to be subject to (1) the tax imposed by or any taxation authority (2) any interest or penalties are incurred by the Executive with respect to such tax, then Haskel shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Tax imposed upon the Payments.

(b) Subject to the provisions of Clause 9 (c), all determinations required to be made under this Clause 9, including whether and when a Gross-Up Payment is required and amount of such Gross-Up Payment and the assumptions to be utilised in arriving at such determination, shall be made by such firm of chartered accountants as may be designated by the Executive and which is reasonably satisfactory to Haskel (the "Accounting Firm"), which shall provide detailed supporting calculations both to Haskel and Executive within 15 business days of the receipt of request from Executive to Haskel. All fees and expenses of the Accounting Firm shall be borne solely by Haskel. Any Gross-Up Payment, as determined pursuant to this Clause 9 (b), shall be paid by Haskel to Executive within five days of the receipt of the Accounting Firm's determination.

(c) The Executive shall notify Haskel in writing of any written claim actually received by the Executive from the relevant taxation authority requesting the payment by the Executive of any tax in respect of Payments. Such notification shall be given as soon as practicable (which shall be deemed to have occurred if it is given within 20 business days) after the Executive actually receives such claim and shall apprise Haskel of the nature of such claim, and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30 day period following the date on which it gives such notice to Haskel (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Haskel notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

        (i) Give Haskel any information reasonably requested by Haskel relating to such claim;

        (ii) Take such action in connection with contesting such claim as Haskel shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by a legal adviser reasonably selected by Haskel;

        (iii) Co-operate with Haskel in good faith in order to context such claim effectively, and

        (iv) Permit Haskel to participate in any proceedings relating to such claim;

        provided, however that Haskel shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after tax basis, for any tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Clause 9 (c), Haskel shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Haskel shall determine; provided, however, that if Haskel directs the Executive to pay such claim and sue for a refund, Haskel shall advance the amount of such payment to the Executive on an interest free basis and shall indemnify and hold the Executive harmless, on an after tax basis, from any tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Haskel's control of the contest shall be limited to issues with respect to which Gross Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Inland Revenue or any other taxing authority.

(d) If, after the receipt of the Executive of an amount advanced by Haskel pursuant to Clause 9 (c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to Haskel's complying with the requirements of Clause 9 (c)) promptly pay to Haskel the amount of such refund (together with any interest paid or credited therein after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by Haskel pursuant to Clause 9
        (c) determination is made that the Executive shall not be entitled to any refund with respect to such claim and Haskel does not notify the Executive in writing or its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross Up Payment required to be paid.

10.     Successors
        ----------

(a) This Agreement is personal to the Executive and without the prior written consent of Haskel shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon Haskel and its successors and assigns.

(c) Haskel will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Haskel to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Haskel would be required to perform it if no such succession had taken place. As used in this Agreement, "Haskel" shall mean Haskel as hereinbefore defined and any successor it its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

11.     Arbitration
        -----------

(a) Because it is agreed that time will be of the essence in determining whether any payments are due to the Executive under this Agreement, he may, if he desires, submit any claim for payment under this Agreement or dispute regarding the interpretation of this Agreement to arbitration in accordance with the Arbitration Acts. This right to select arbitration shall be solely that of the Executive, and he may decide whether or not to arbitrate in his discretion. The "right to select arbitration" is not mandatory on the Executive, and he may choose in lieu thereof to bring an action in an appropriate civil court. Once an arbitration is commenced, however, it may not be discontinued without the mutual consent of both parties to the arbitration. During the lifetime of the Executive only he can use the arbitration procedure set forth in this Clause.

(b) In the event the arbitrator finds that Haskel has breached this Agreement, Haskel shall immediately take the necessary steps to remedy the breach. The award of the arbitrator shall be final and binding upon the parties. The award may be enforced in any appropriate court as soon as possible after its rendition. If an action is brought to confirm the award, both Haskel and Executive agree that no appeal shall be taken by either party from any decision rendered in such action.

12.     Governing Law
        -------------

The laws of England shall govern the validity and interpretation of this Agreement, with regard to conflicts of laws.

13.     Headings
        --------

The headings of this Agreement are not part of the provisions hereof and shall have no force or effect.

14.     Amendment
        ---------

This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

15.     Notices
        -------

All notices and other communications shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:-

        If to the Executive:-

        ....................................................

        ....................................................

        ....................................................

        ....................................................

        If to Haskel:-

        North Hylton Road
        .....................................................

        Sunderland
        .....................................................

        SR5 3JD
        .....................................................

        .....................................................

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee. Neither the failure of the Executive to give any notice required by this Agreement (including but not limited to the notice specified in Clause 9 (c) hereof), nor defects or errors in any notice given by the Executive, shall relieve Haskel of any corresponding obligation under this Agreement unless, and only to the extent that, Haskel is actually and materially prejudiced thereby.

16.     Severability
        ------------

The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement.

17.     Withholding Taxes
        -----------------

Haskel may withhold from any amounts payable under this Agreement such taxes as shall be required to be withheld pursuant to any applicable law or regulation.





18.     No Waiver
        ---------

The Executive's or Haskel's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or Haskel may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

19.     Counterparts
        ------------

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

THE COMMON SEAL OF HASKEL              )
ENERGY SYSTEMS LIMITED was             )               R. MALCOLM GREAVES
hereunto affixed in the                )
presence of:


/s/ LONNIE D. SCHNELL
                                       Director /s/ R. MALCOLM GREAVES
                                               ---------------------------


                                       Director/Secretary



SIGNED AS A DEED by HENRY              /s/ HENRY MASON
MASON in the presence of:



/s/ LONNIE D. SCHNELL